Exhibit 99.1

For Release
October 28, 2015
1:05 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter of 2015
Revenues, Adjusted EPS & Adjusted EBITDA above Previously Announced Estimates

CALABASAS, Calif., October 28, 2015 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2015.

Third Quarter Highlights

•
Revenues were $572.1 million; up 29.3 percent year-over-year (30.3 percent on a constant currency basis). Constant currency revenues and growth rates for the quarter were calculated using the foreign currency exchange rates from the same period in the prior year.

•
Revenues on a pro forma basis were up 13.4 percent year-over-year (14.2 percent on a constant currency basis). Pro forma results assume the acquisitions of Creative Circle, LLC ("Creative Circle") and a small Life Sciences business in Europe (the "Acquisitions") occurred at the beginning of 2014.

•	Revenues, excluding the contribution from the Acquisitions, were $496.4 million, up 12.2 percent year-over-year (up 13.1 percent, on a constant currency basis).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $74.9 million, or 13.1 percent of revenues.

•	Adjusted income from continuing operations (a non-GAAP measure defined below) was $43.8 million ($0.82 per diluted share).

•	Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 3.21 to 1 at September 30, 2015, down from 3.51 to 1 at June 30, 2015.

•	Raising revenue estimates for the fourth quarter of 2015 to $563 million to $568 million (an increase of $15 million to $20 million).

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, "Our third quarter results were strong on all financial metrics. Revenue growth, Adjusted EBITDA, Adjusted EPS and free cash flow generation exceeded our initial expectations. We are particularly pleased with our higher revenue growth rates, which reflect, among other things, the contributions from our "hiring surge" of sales consultants and recruiters that began in the second half of 2014.

We are raising our revenue estimates for the fourth quarter (implied from the high end of our previously announced estimates for the second half and the third quarter of 2015) to $563 million to $568 million, an increase of $15 million to $20 million. As a result of the strength we are seeing in business and the favorable demand outlook, we are making additional investments in the number of recruiters and sales consultants. We have added approximately 100 staffing consultants since the end of the second quarter. We believe that this additional headcount and the improving contribution from the headcount added during our hiring surge in the second half of 2014, will better position us to capture the current market opportunity and improve our growth in 2016."

Dameris concluded, "We believe the secular trend of customers wanting to share human capital has driven attractive growth for the entire professional staffing industry. Customers are continuing to embrace the realization that the best way to "fractionalize"/share human capital and avoid the legal risks of misclassifying employees is by working with a staffing firm. As the secular trend of sharing human capital gains speed, we believe the professional staffing industry will be the net beneficiary of customers refusing to use independent contractors and instead, using professional staffing firms."
Third Quarter 2015 Financial Results

Revenues for the quarter were $572.1 million ($576.6 million on a constant currency basis), up 29.3 percent year-over-year (30.3 percent on a constant currency basis). Constant currency revenues and growth rates were calculated using the foreign exchange rates from the third quarter of 2014. Revenues on a pro forma basis, which assumes the Acquisitions occurred at the beginning of 2014 were up 13.4 percent year-over-year (14.2 percent on a constant currency basis).

Revenues from the Acquisitions (which were acquired in the second quarter of 2015) totaled $75.7 million for the current quarter. The revenue contribution from Creative Circle was $73.0 million, and the contribution from the Life Sciences business was $2.7 million. Operating results of Creative Circle are included in the Apex Segment. The Life Sciences European business is included in the Oxford Segment.

Revenues, excluding the contribution from the Acquisitions, were $496.4 million ($500.3 million on a constant currency basis), up 12.2 percent year-over-year (13.1 percent, on a constant currency basis).

Direct hire and conversion revenues were $32.7 million, up 45.8 percent year-over-year, which included $5.4 million from Creative Circle. CyberCoders accounted for 63.0 percent of the total and was up 19.6 percent year-over-year. Direct hire and conversion revenues were 5.7 percent of total revenues for the quarter, up from 5.1 percent in the third quarter of 2014.

Our largest segment, Apex, accounted for 73.6 percent of total revenues. Apex grew 37.6 percent year-over-year, and 15.2 percent on a pro forma basis. Excluding the revenue contribution of $73.0 million from Creative Circle, the Apex Segment grew 13.7 percent year-over-year.

Our Oxford Segment accounted for 26.4 percent of total revenues. Oxford grew 10.7 percent year-over-year, and 8.6 percent on a pro forma basis (11.8 percent on constant currency basis). Excluding the revenue contribution of $2.7 million from an acquired business, the Oxford Segment grew 8.7 percent (11.6 percent on a constant currency basis).

Gross profit was $191.4 million, up $46.6 million or 32.2 percent year-over-year. Gross margin for the quarter was 33.5 percent.

Selling, general and administrative (“SG&A”) expenses were $128.6 million (22.5 percent of revenues), up from $100.6 million (22.7 percent of revenues) in the third quarter of 2014. SG&A expenses for the quarter included SG&A expense of $15.0 million from Creative Circle, and acquisition, integration and strategic planning expenses of $1.7 million.

Amortization of intangible assets was $11.3 million, compared with $5.5 million in the third quarter of 2014. The increase in amortization is mainly related to the acquisition of Creative Circle.

Interest expense for the quarter was $9.5 million compared with $3.1 million in the third quarter of 2014. Interest expense for the quarter was comprised of (i) interest on the credit facility of $7.9 million,
(ii) amortization of deferred loan costs of $0.9 million, and (iii) accretion of $0.7 million on the contingent consideration liability related to acquisitions.

Adjusted income from continuing operations (a non-GAAP measure as calculated in an accompanying table) was $43.8 million ($0.82 per diluted share). Net income on a GAAP basis was $24.9 million ($0.47 per diluted share).

Adjusted EBITDA (a non-GAAP measure defined below) was $74.9 million, or 13.1 percent of revenues. The Adjusted EBITDA contribution from Creative Circle was $16.6 million.

Cash flows from operating activities were $35.3 million and free cash flow was $30.4 million. During the quarter, we repaid $46.0 million of long-term debt and at September 30, 2015, our leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 3.21 to 1, down from 3.51 to 1 at June 30, 2015.

Financial Estimates for Q4 2015

On Assignment is providing financial estimates for the fourth quarter of 2015. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no deterioration in foreign exchange rates.

•	Revenues of $563.0 million to $568.0 million

•	Gross margin of 32.8 percent to 33.2 percent

•	SG&A expense (excludes amortization of intangible assets) of $128.3 to $129.3 million (includes $4.7 million in depreciation and $5.6 million in equity-based compensation expense)

•	Amortization of intangible assets of $11.3 million

•	Adjusted EBITDA of $66.7 million to $69.6 million

•	Effective tax rate of 40.8 percent

•	Adjusted income from continuing operations of $38.4 million to $40.1 million

•	Adjusted income from continuing operations per diluted share of $0.72 to $0.75

•	Income from continuing operations of $21.2 million to $22.9 million

•	Income from continuing operations per diluted share of $0.40 to $0.43

•	Diluted shares outstanding of 53.5 million

These estimates assume year-over-year revenue growth on a reported basis of approximately 35.0 percent for the Apex Segment (13.0 percent on a pro forma basis) and approximately 10.8 percent for the Oxford Segment. The above estimates assume billable days of 60.7 for the quarter, which are 3.1 fewer days than the preceding quarter. Based on the average revenue per billable day in the third quarter of 2015, the effect on revenues for the fourth quarter of fewer billable days than the preceding quarter is approximately $28 million.
Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its third quarter financial results. The dial-in number is 800-288-8976 (+1-612-332-0634 for callers outside the United States) and the conference ID number is 370869. Participants should dial in ten minutes before the call.

A replay of the conference call will be available beginning Wednesday, October 28, 2015 at 6:30 p.m. EDT and ending at 11:59 p.m. EST on Thursday, November 12, 2015. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 370869.

This call is being webcast by CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. is a leading global provider of in-demand, skilled professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment, which is based in Calabasas, California, was founded in 1985 and went public in 1992. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2015. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 as filed with the SEC on May 8, 2015 and August 7, 2015, respectively, and our Current Report on Form 8-K filed with the SEC on June 5, 2015. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014 (1)	2015	2015	2014 (1)

Revenues	$572,123	$442,443	$485,323	$1,487,491	$1,283,718
Cost of services	380,719	297,605	326,789	1,001,678	868,820
Gross profit	191,404	144,838	158,534	485,813	414,898
Selling, general and administrative expenses	128,614	100,608	118,867	353,416	296,331
Amortization of intangible assets	11,325	5,532	6,957	23,151	16,592
Operating income	51,465	38,698	32,710	109,246	101,975
Interest expense, net	(9,543)	(3,101)	(4,736)	(17,346)	(9,532)
Write-off of loan costs	—	—	(3,751)	(3,751)	—
Income before income taxes	41,922	35,597	24,223	88,149	92,443
Provision for income taxes	17,031	14,874	9,888	35,900	38,474
Income from continuing operations	24,891	20,723	14,335	52,249	53,969
Gain on sale of discontinued operations, net of tax	—	—	—	25,703	—
Income (loss) from discontinued operations, net of tax	34	1,282	(83)	360	2,742
Net income	$24,925	$22,005	$14,252	$78,312	$56,711

Basic earnings per common share:
Income from continuing operations	$0.47	$0.39	$0.28	$1.00	$1.00
Income (loss) from discontinued operations	—	0.02	(0.01)	0.50	0.05
	$0.47	$0.41	$0.27	$1.50	$1.05

Diluted earnings per common share:
Income from continuing operations	$0.47	$0.38	$0.27	$0.99	$0.98
Income from discontinued operations	—	0.03	—	0.49	0.05
	$0.47	$0.41	$0.27	$1.48	$1.03

Number of shares and share equivalents used to calculate earnings per share:
Basic	52,654	53,374	51,978	52,053	53,955
Diluted	53,304	54,129	52,633	52,759	54,804

______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission ("SEC").

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014 (1)	2015	2015	2014 (1)
Revenues:
Apex	$421,067	$306,027	$338,704	$1,054,064	$882,328
Oxford	151,056	136,416	146,619	433,427	401,390
	$572,123	$442,443	$485,323	$1,487,491	$1,283,718

Gross profit:
Apex	$128,731	$87,323	$97,652	$306,026	$247,506
Oxford	62,673	57,515	60,882	179,787	167,392
	$191,404	$144,838	$158,534	$485,813	$414,898

______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2015	2014	2015	2015 (1)	2014
Cash provided by operations	$35,277	$42,949	$32,477	$87,697	$67,958
Capital expenditures	$4,846	$4,622	$5,331	$18,177	$14,260

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	September 30,	June 30,
	2015	2015
Cash and cash equivalents	$28,916	$41,863
Accounts receivable, net	358,649	330,958
Total current assets	432,104	417,698
Goodwill and intangible assets, net (2)	1,305,335	1,316,461
Total assets (2)	1,796,800	1,793,848
Total current liabilities (2)	182,149	167,861
Working capital (2)	249,955	249,837
Long-term debt (3)	784,797	830,085
Other long-term liabilities	71,266	70,806
Stockholders’ equity	758,588	725,096

____

(1)
Amounts include cash flows from our Physician Segment. This segment generated a negative $1.8 million of cash flows from operations and its capital expenditures were negligible during the three months ended March 31, 2015. There were no cash flows from the Physician Segment in the three months ended June 30 2015, and September 30, 2015.

(2)	June 30, 2015 balance reflects purchase accounting adjustments which are presented retrospectively to the acquisition date.

(3)	Long-term debt is net of $19.2 million and $19.9 million unamortized deferred loan costs at September 30, 2015 and June 30, 2015, respectively.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2015		2014 (1)		June 30, 2015
Net income	$24,925	$0.47	$22,005	$0.41	$14,252	$0.27
Income (loss) from discontinued operations, net of tax	34	—	1,282	0.03	(83)	—
Income from continuing operations	24,891	0.47	20,723	0.38	14,335	0.27
Interest expense, net	9,543	0.18	3,101	0.07	4,736	0.09
Write-off of loan costs	—	—	—	—	3,751	0.07
Provision for income taxes	17,031	0.32	14,874	0.27	9,888	0.19
Depreciation	4,356	0.08	3,316	0.06	4,191	0.08
Amortization of intangible assets	11,325	0.21	5,532	0.10	6,957	0.13
EBITDA	67,146	1.26	47,546	0.88	43,858	0.83
Equity-based compensation	6,054	0.12	4,458	0.08	5,236	0.10
Acquisition, integration and strategic planning expenses	1,714	0.03	940	0.02	6,932	0.13
Adjusted EBITDA	$74,914	$1.41	$52,944	$0.98	$56,026	$1.06

Weighted average common and common equivalent shares outstanding (diluted)	53,304		54,129		52,633

	Nine Months Ended September 30,
	2015		2014 (1)
Net income	$78,312	$1.48	$56,711	$1.03
Income from discontinued operations, net of tax	26,063	0.49	2,742	0.05
Income from continuing operations	52,249	0.99	53,969	0.98
Interest expense, net	17,346	0.33	9,532	0.19
Write-off of loan costs	3,751	0.07	—	—
Provision for income taxes	35,900	0.68	38,474	0.70
Depreciation	12,079	0.23	8,886	0.16
Amortization of intangible assets	23,151	0.44	16,592	0.30
EBITDA	144,476	2.74	127,453	2.33
Equity-based compensation	15,244	0.29	11,466	0.21
Acquisition, integration and strategic planning expenses	9,924	0.19	3,502	0.06
Adjusted EBITDA	$169,644	$3.22	$142,421	$2.60

Weighted average common and common equivalent shares outstanding (diluted)	52,759		54,804
______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,				June 30,
	2015		2014 (1)		2015
Net income	$24,925	$0.47	$22,005	$0.41	$14,252	$0.27
Income (loss) from discontinued operations, net of tax	34	—	1,282	0.02	(83)	—
Income from continuing operations	24,891	0.47	20,723	0.39	14,335	0.27
Write-off of loan costs, net of tax	—	—	—	—	2,288	0.04
Acquisition, integration and strategic planning expenses, net of tax (2)	1,612	0.03	573	0.01	4,578	0.09
Non-GAAP income from continuing operations	$26,503	$0.50	$21,296	$0.40	$21,201	$0.40

Weighted average common and common equivalent shares outstanding (diluted)	53,304		54,129		52,633

	Nine Months Ended September 30,
	2015		2014 (1)
Net income	$78,312	$1.48	$56,711	$1.03
Income from discontinued operations, net of tax	26,063	0.49	2,742	0.05
Income from continuing operations	52,249	0.99	53,969	0.98
Write-off of loan costs, net of tax	2,288	0.04	—	—
Acquisition, integration and strategic planning expenses, net of tax (2)	6,970	0.14	2,136	0.04
Non-GAAP income from continuing operations	$61,507	$1.17	$56,105	$1.02

Weighted average common and common equivalent shares outstanding (diluted)	52,759		54,804

_____

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

(2)
Included in the three and nine months ended September 30, 2015 is interest expense of $0.7 million ($0.5 million net of tax), for accretion of discount, reflected in our contingent consideration liability that is associated with our acquisitions.

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,
	2015	2014 (5)	2015	2014 (5)
Non-GAAP income from continuing operations (1)	$26,503	$21,296	$61,507	$56,105
Adjustments:
Amortization of intangible assets (2)	11,325	5,532	23,151	16,592
Cash tax savings on indefinite-lived intangible assets (3)	6,593	3,808	15,266	11,422
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (4)	(621)	(531)	(1,733)	(1,593)
Adjusted income from continuing operations	$43,800	$30,105	$98,191	$82,526

Adjusted income from continuing operations per diluted share	$0.82	$0.56	$1.86	$1.51

Weighted average common and common equivalent shares outstanding (diluted)	53,304	54,129	52,759	54,804

______

(1)
Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes the write-off of loan costs, and acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which is not deductible for income tax purposes (mainly amortization associated with the acquisition of CyberCoders, Inc. that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

(5)
Amounts have been restated to exclude results of the Physician Segment from continuing operations. The Physician Segment was sold on February 1, 2015 and its results are now included in discontinued operations.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (Unaudited)

	Apex	Oxford	Consolidated [1]
Revenues (in thousands):
Q3 2015	$421,067	$151,056	$572,123
Q2 2015	$338,704	$146,619	$485,323
% Sequential change	24.3%	3.0%	17.9%
Q3 2014	$306,027	$136,416	$442,443
% Year-over-year change	37.6%	10.7%	29.3%

Direct hire and conversion revenues (in thousands):
Q3 2015	$10,574	$22,166	$32,740
Q2 2015	$6,285	$22,446	$28,731
Q3 2014	$3,930	$18,523	$22,453

Gross margins:
Q3 2015	30.6%	41.5%	33.5%
Q2 2015	28.8%	41.5%	32.7%
Q3 2014	28.5%	42.2%	32.7%

Average number of staffing consultants: [2]
Q3 2015	1,266	966	2,232
Q2 2015	1,067	935	2,002
Q3 2014	875	845	1,720

Average number of customers: [3]
Q3 2015	3,207	1,114	4,321
Q2 2015	1,766	1,092	2,858
Q3 2014	1,475	1,013	2,488

Top 10 customers as a percentage of revenue:
Q3 2015	22.7%	8.7%	16.7%
Q2 2015	25.2%	11.2%	17.6%
Q3 2014	29.8%	13.3%	20.6%

Average bill rate:
Q3 2015	$55.51	$99.33	$61.64
Q2 2015	$54.99	$101.01	$62.54
Q3 2014	$54.65	$102.33	$62.56

Gross profit per staffing consultant:
Q3 2015	$102,000	$65,000	$86,000
Q2 2015	$92,000	$65,000	$79,000
Q3 2014	$100,000	$68,000	$84,000
_______

(1)	Prior year amounts have been restated to exclude discontinued operations.

(2)	Excluding Creative Circle, the average number of staffing consultants for the Apex Segment is 1,073 for the third quarter of 2015 and 1,007 for the second quarter of 2015.

(3)	Excluding Creative Circle, the average number of customers for the Apex Segment is 1,375 for the third quarter of 2015 and 1,359 for the second quarter of 2015.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015
Percentage of revenues:
Top ten clients	16.7%	17.6%
Direct hire/conversion	5.7%	5.9%

Bill rate:
% Sequential change	(1.4%)	0.8%
% Year-over-year change	(1.5%)	—%

Bill/Pay spread:
% Sequential change	0.5%	1.2%
% Year-over-year change	(1.0%)	(3.8%)

Average headcount:
Contract professionals (CP)	16,633	15,506
Staffing consultants (SC)	2,232	2,002